UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 8, 2021

HEALTHEQUITY, INC.

Delaware	001-36568	52-2383166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive

Suite 100

Draper, Utah 84020

(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 2.03 of this report is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the entry into the Credit Agreement (as defined below), HealthEquity, Inc. (the “Company”), repaid all outstanding obligations under that certain Credit Agreement, dated August 30, 2019 (the “Prior Credit Agreement”), by and among the Company, as the borrower thereunder, each lender from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent and each letter of credit issuer party thereto, and terminated all commitments thereunder.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

Notes Offering

On October 8, 2021, the Company completed its previously announced offering of $600,000,000 aggregate principal amount of its 4.500% Senior Notes due 2029 (the “Notes”). The Notes were issued under an indenture (the “Indenture”), dated October 8, 2021, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

The net proceeds from the issuance of the Notes together with borrowings under the Credit Agreement and cash on hand, were used to repay the outstanding borrowings under the Prior Credit Agreement.

The Notes are guaranteed by each of the Company’s existing direct and indirect, wholly owned domestic subsidiaries that guarantees its obligations under the Credit Agreement, and are required to be guaranteed by any of the Company’s future subsidiaries that guarantee its obligations under the Credit Agreement or certain of its other indebtedness. The Notes will mature on October 1, 2029. Interest on the Notes will be payable on April 1 and October 1 of each year, beginning on April 1, 2022.

The Notes are unsecured senior obligations of the Company and rank equally in right of payment to all of its existing and future senior unsecured debt and senior in right of payment to all of its future subordinated debt. The Notes are effectively subordinated to the Company’s existing and future secured debt, including obligations under the Credit Agreement, to the extent of the value of the collateral securing such secured debt. In addition, the Notes will be structurally subordinated to all existing and future liabilities, including trade payables, of each of the Company’s non-guarantor subsidiaries.

The guarantees are senior unsecured obligations of the guarantors of the Notes and are and will be effectively subordinated to any of such guarantors’ existing or future secured debt (including obligations under the Credit Agreement) to the extent of the value of the collateral securing such secured debt. In addition, the guarantees rank and will rank equal in right of payment with all of guarantors’ existing and future senior unsecured debt and senior in right of payment to all of such guarantors’ future subordinated debt.

The Notes will be redeemable at the Company’s option, in whole or in part, at any time on or after October 1, 2024, at a redemption price if redeemed during the 12 months beginning (i) October 1, 2024 of 102.250%, (ii) October 1, 2025 of 101.125%, and (iii) October 1, 2026 and thereafter of 100.000%, in each case of the principal amount of the Notes being redeemed, and together with accrued and unpaid interest, if any, to, but excluding, the date of redemption. The Company may also redeem some or all of the Notes before October 1, 2024 at a redemption price equal to 100% of the principal amount of the Notes, plus the applicable “make-whole” premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, at any time prior to October 1, 2024, the Company may redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture on one or more occasions in an aggregate amount equal to the net cash proceeds of one or more equity offerings at a redemption price equal to 104.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Furthermore, the Company may be required to make an offer to purchase the Notes upon the sale of certain assets or upon specific kinds of changes of control.

The offering of the Notes was not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes were sold to persons reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, and non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The foregoing description of the Indenture and the Notes issued thereunder does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture and the Notes. Copies of the Indenture and the form of the Notes are attached as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated by reference herein.

Credit Agreement

In addition, on October 8, 2021 (the “Effective Date”), the Company entered into a Credit Agreement (the “Credit Agreement”) among the Company, as borrower, each lender from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Agent”) and the Swing Line Lender (as defined therein), and each L/C Issuer (as defined therein) party thereto, pursuant to which the Company established:

(i)	a five-year senior secured term loan A facility (the “Term Loan Facility”), in an aggregate principal amount of $350,000,000, the proceeds of which were used to refinance the Company’s existing senior secured credit facility as described above (the “Refinancing”), to pay fees and expenses incurred in connection with the Refinancing and the establishment of the Credit Facilities (as defined below) and for working capital and general corporate purposes of the Company and its subsidiaries, including the financing of acquisitions and other investments; and

(ii)	a five-year senior secured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facilities”), in an aggregate principal amount of up to $1,000,000,000 (with a $25,000,000 sub-limit for the issuance of letters of credit), the proceeds of which may be used for working capital and general corporate purposes of the Company and its subsidiaries, including the financing of acquisitions and other investments.

Subject to the terms and conditions set forth in the Credit Agreement (including obtaining additional commitments from one or more new or existing lenders), the Company may in the future incur additional loans or commitments under the Credit Agreement in an aggregate principal amount of up to $300,000,000, plus an additional amount so long as the Company’s pro forma first lien net leverage ratio would not exceed 3.85 to 1.00 as of the date such loans or commitments are incurred.

Borrowings under the Credit Facilities will bear interest at an annual rate equal to, at the option of the Company, either (i) LIBOR (adjusted for reserves) plus a margin ranging from 1.25% to 2.25% or (ii) an alternate base rate plus a margin ranging from 0.25% to 1.25%, with the applicable margin determined by reference to a leverage-based pricing grid set forth in the Credit Agreement. The Company is also required to pay certain fees to the Lenders, including, among others, a quarterly commitment fee on the average unused amount of the Revolving Credit Facility at a rate ranging from 0.20% to 0.40%, with the applicable rate also determined by reference to a leverage-based pricing grid set forth in the Credit Agreement.

The loans made under the Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to the following percentage of the original principal amount of the Term Loan Facility: (i) 2.5% for the first year after the Effective Date; (ii) 5.0% for each of the second and third years after the Effective Date; (iii) 7.5% for the fourth year after the Effective Date; and (iv) 10.0% for the fifth year after the Effective Date. In addition, the Term Loan Facility is required to be mandatorily prepaid with 100% of the net cash proceeds of all asset sales, insurance and condemnation recoveries, subject to customary exceptions and thresholds, including to the extent such proceeds are reinvested in assets useful in the business of the Company and its subsidiaries within 450 days following receipt (or committed to be reinvested within such 450-day period and reinvested within 180 days after the end of such 450-day period). The loans under the Credit Facilities may be prepaid, and the commitments thereunder may be reduced, by the Company without penalty or premium, subject to the reimbursement of customary “breakage costs.”

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, create liens, merge or dissolve, make investments, dispose of assets, engage in sale and leaseback transactions, make distributions and dividends and prepayments of junior indebtedness, engage in transactions with affiliates, enter into restrictive agreements, amend documentation governing junior indebtedness, modify its fiscal year and modify its organizational documents, in each case, subject to customary exceptions, thresholds, qualifications and “baskets.” In addition, the Credit Agreement contains financial performance covenants, which require the Company to maintain (i) a maximum total net leverage ratio, measured as of the last day of each fiscal quarter, of no greater than 5.00 to 1.00 beginning with the fiscal quarter ending January 31, 2022, and (ii) a minimum consolidated interest coverage ratio, measured as of the last day of each fiscal quarter, of no less than 3.00 to 1.00 beginning with the fiscal quarter ending January 31, 2022.

The repayment obligation under the Credit Agreement may be accelerated upon the occurrence of an event of default thereunder, including, among other things, failure to pay principal, interest or fees on a timely basis, material inaccuracy of any representation or warranty, failure to comply with covenants, cross-default to other material debt, material judgments, change of control and certain insolvency or bankruptcy-related events, in each case, subject to any certain grace and/or cure periods.

The obligations of the Company under the Credit Agreement are required to be unconditionally guaranteed by each of the Company’s existing or subsequently acquired or organized direct and indirect domestic subsidiaries and are secured by security interests in substantially all assets of the Company and the guarantors, in each case, subject to certain customary exceptions.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety to, the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of October 8, 2021, by and among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Form of Notes (included in Exhibit 4.1).

10.1	Credit Agreement, dated as of October 8, 2021, by and among the Company, as borrower, each lender from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the Swing Line Lender (as defined therein), and each L/C Issuer (as defined therein) party thereto.*

104	Cover Page Interactive Data File (formatted in Inline XBRL)

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.

Date: October 12, 2021	By:	/s/ Tyson Murdock
	Name:	Tyson Murdock
	Title:	Executive Vice President and Chief Financial Officer